CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 28, 2010, in this Registration Statement on Post Amendment No. 2 to Form S-1 of Encore Brands, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/LBB & Associates Ltd., LLP

Houston, Texas
November 12, 2010